Exhibit 2

DIRECTORS AND EXECUTIVE OFFICERS OF AIX INC.

The business address of each of the following directors and executive officers is 60/F, Pearl River Tower, No. 15 West Zhujiang Road, Guangzhou, Guangdong 510623, People’s Republic of China.

Name	Citizenship	Position
Hang Suong Nguyen	Vietnam	Chairwoman of the Board
Yinan Hu	PRC	Vice-Chairman of the Board and Chief Executive Officer
Ning Li	PRC	Director and Co-Chief Executive Officer
Peng Ge	PRC	Director and Chief Financial Officer
Mengbo Yin	PRC	Independent Director
Jiaxing Shi	PRC	Independent Director
Changfu Li	PRC	Independent Director
Lichong Liu	PRC	Chief Operating Officer

DIRECTORS AND EXECUTIVE OFFICERSt OF CISG HOLDINGS LTD.

The business address of each of the following directors of CISG Holdings Ltd. is 60/F, Pearl River Tower, No. 15 West Zhujiang Road, Guangzhou, Guangdong 510623, People’s Republic of China.

Name	Citizenship	Position
Yinan Hu	PRC	Director
Ning Li	PRC	Director
Peng Ge	PRC	Director

CISG Holdings Ltd. is 100% held by AIX Inc.